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                                                         EXHIBIT INDEX
Exhibit
Number                                                      Exhibit
-------                                                    -------

23.1 Consent of Ernst & Young LLP for the Sun Company, Inc. Capital Accumulation Plan.

23.2             Consent of Coopers & Lybrand L.L.P. for the Sun Company, Inc.
                 Capital Accumulation Plan.

23.3             Report of Coopers & Lybrand L.L.P. for the Sun Company, Inc.
                 Capital Accumulation Plan.